SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2012

SCOTT’S LIQUID GOLD-INC.

(Exact name of Registrant as specified in its charter)

Colorado	001-13458	84-0920811
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4880 Havana Street, Denver, CO	80239
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number: (303) 373-4860

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2012, Brian L. Boberick’s service as Treasurer and Chief Financial Officer of Scott’s Liquid Gold-Inc. (the “Company”) terminated.

Barry J. Levine has been appointed to serve as Treasurer, Chief Financial Officer and Chief Operating Officer of the Company beginning on February 27, 2012. Consistent with the other executive officers of the Company, Mr. Levine’s employment will be at will and he will not have an employment agreement with the Company.

Prior to joining the Company, Mr. Levine was Director of Business Advisory Services at Hein & Associates, LLP, a leading accounting and consulting firm. Prior to that, he served as Chief Executive Officer of LGK Advisors, LLC, a national business advisory firm, from 2008 to 2011. From 2005 to 2008, he served as Senior Vice President, Business Affairs and General Counsel for Cohen Brothers Homes, LLC, a residential homebuilder and real estate developer.

Mr. Levine’s compensation, as determined by the Board of Directors of the Company, will consist of an annual salary of $190,000, an auto allowance of $650 monthly, and participation in those Company-sponsored benefits that are available to all Company executive officers. The Company also agreed to grant Mr. Levine a stock option to purchase 100,000 shares of the Company’s common stock, which will be issued under the Company’s 2005 Stock Incentive Plan and which will vest 1/48 per month.

If, during the first year of his employment with the Company, Mr. Levine is terminated without cause or following a change in control of the Company (as determined in good faith by the Company’s Board of Directors), Mr. Levine will be entitled to receive the remainder of his first year’s cash compensation as severance pay.

In connection with his becoming an executive officer, the Company entered into an Indemnification Agreement with Mr. Levine. This Agreement, which is in substantially the same form as indemnification agreements with directors and other executive officers of the Company, provides for indemnification and advancement of expenses to the full extent permitted by law in connection with any proceeding in which the person is made a party because the person is an executive officer of the Company. The Indemnification Agreement also states certain procedures, presumptions and terms relevant to indemnification and advancement of expenses.

Mr. Levine does not have any family relationship with any of the Company’s directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCOTT’S LIQUID GOLD-INC.

Date: February 22, 2012	/s/ Jeffrey R. Hinkle
By: Jeffrey R. Hinkle
Executive Vice President of Corporate Development and Secretary